NEWS RELEASE

                  ICAD REPORTS RECORD SALES, GROSS MARGINS AND
                        EARNINGS IN FOURTH QUARTER 2004

NASHUA, New Hampshire (March 2, 2005) - iCAD, Inc. (Nasdaq: ICAD), which designs, develops and markets Computer Aided Detection (CAD) imaging technology and systems for the early detection of breast cancer and other medical applications, today reported its financial results for the fourth quarter and year ended December 31, 2004.

Fourth Quarter 2004 Results

Sales for the quarter ended December 31, 2004 approximated $6.3 million, compared with $1.6 million in the fourth quarter of 2003. Gross margin improved to 77% of sales in the most recent quarter, compared with 55% in the prior-year fourth quarter.

Net income for the fourth quarter of 2004 totaled $658,631 or $0.02 per share, compared with a net loss of ($1,594,455) or ($0.06) per share, in the prior-year quarter.

Year Ended December 31, 2004 Results

Sales for the year ended December 31, 2004 approximated $23.3 million, compared with $6.5 million for the year ended December 31, 2003. Gross margin improved to 72% of sales for the year ended 2004, versus 55% in the prior-year period.

In the first quarter of 2004, the Company reported losses associated with the December 31, 2003 acquisition and subsequent integration of Qualia Computing, Inc. and its subsidiary CADx Systems, Inc. As a result, net loss for the year ended December 31, 2004 totaled ($828,263), or ($0.03) per share, compared with a net loss of ($8,198,408), or ($0.31) per share, for the year ended December 31, 2003.

Balance sheet improvements were also noted as of December 31, 2004, as contrasted with the previous year. Cash and cash equivalents increased to $8 million, from $5.1 million a year earlier. Total assets increased by almost $2.5 million. Total liabilities decreased from $14.8 million to $8.2 million, with significant reductions in accounts payable and in notes payable. These improvements are due, in large part, to the private placement to institutional investors completed by the Company in December 2004.


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

"The introduction of our new Second Look 200(TM) solution for the early detection of breast cancer was the most successful product roll-out in our history," commented W. Scott Parr, President and Chief Executive Officer of iCAD, Inc.

Jerrod Davis, Radiology Administrator at Twin Lakes Regional Hospital in Twin Lakes, KY, explained why the Second Look 200 is so successful at his facility, "The Second Look 200 has taken mammography to a whole new level for us. Mammography used to be a service that we provided because we had to. It made the doctors feel uncomfortable because of the litigious nature of the modality and it was a revenue loss for our hospital. The Second Look 200 gives the doctors assurance, and increases our revenues so that it is no longer a loss. And that means that we are now providing a better, more confident service to the community. The Second Look 200 runs perfectly. It is always there and running for us."

Parr also emphasized that the Company's ClickCAD fee-per procedure program aims to make the Second Look 200 solution for early detection of breast cancer even more affordable and accessible to more women at risk. Timothy Stephens, Radiology Administrator at Calumet Medical Center in Chilton, WI, agreed:
"ClickCAD gave us the ability to offer increased services to our community. We did not have the capital budget to afford CAD and at our low patient volumes, we would have never been able to cost justify CAD. With ClickCAD, CAD is a standard of care that is a part of every mammogram that we perform. CAD is good for everyone involved. It is good for the patient, requires no additional work for the staff, gives the doctors peace of mind and increases our revenue. The Second Look 200 has run flawlessly since we installed it."

"In 2004,"  continued  Parr,  "we  completed the  transformation  of iCAD from a manufacturer of printing and photo scanning equipment with limited opportunities, to a growing world leader in the much larger market for early detection of cancer solutions. Record financial performance in the fourth quarter of 2004, demonstrating year-to-year and quarter-to-quarter improvement in sales, gross margin and profitability, illustrates the fundamental nature of our transformation."

CONFERENCE CALL

AS PREVIOUSLY ANNOUNCED, ICAD WILL HOST A CONFERENCE CALL TODAY, MARCH 2, 2005, AT 11:00 AM EST. SHAREHOLDERS AND OTHER INTERESTED PARTIES CAN PARTICIPATE IN THE CONFERENCE CALL BY DIALING 800-599-9795 OR FOR INTERNATIONAL/LOCAL PARTICIPANTS BY DIALING 617-786-2905 AND ENTER PARTICIPANT PASSCODE 59829565, A FEW MINUTES BEFORE 11:00 A.M. ON MARCH 2, 2005. THE CALL WILL ALSO BE BROADCAST LIVE ON THE INTERNET AT WWW.STREETEVENTS.COM, WWW.FULLDISCLOSURE.COM, AND WWW.ICADMED.COM. A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE TWO HOURS AFTER THE COMPLETION OF THE CONFERENCE CALL FROM MARCH 2, 2005 UNTIL MARCH 9, 2005 BY DIALING 888-286-8010 FOR PARTICIPANTS IN THE US/CANADA OR FOR INTERNATIONAL/LOCAL PARTICIPANTS, CALL 617-801-6888 AND ENTER THE PARTICIPANT PASSCODE 51137744. THE CALL WILL ALSO BE ARCHIVED FOR 90 DAYS AT WWW.STREETEVENTS.COM, WWW.FULLDISCLOSURE.COM, AND WWW.ICADMED.COM.


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

ABOUT ICAD, INC.

iCAD develops,  engineers,  manufactures  and markets  computer aided  detection
(CAD) products for the early detection of breast cancer and other health-care related applications. Early detection of breast cancer can save lives and often permits less costly, less invasive and less disfiguring cancer treatment options than when the cancer is detected at a later stage.

iCAD is the only independent, integrated digitizer hardware and CAD software company offering computer aided detection solutions. As such, iCAD is able to reduce costs at each step in the CAD product design, production and assembly process. The Company believes its vertical integration of CAD and hardware development results in better integration of software and film digitizer components, lower production costs and reduced administrative overhead. These achievements have allowed iCAD to progressively enhance its CAD product line, while reducing the costs of CAD to many customers and allowing more women to realize the benefits inherent in the early detection of breast cancer. iCAD is the recipient of the 2004 Frost & Sullivan Award for Growth Strategy Leadership, in recognition of iCAD's exceptional execution of strategies, which has led to the company's growth in the CAD systems market.

On December 31, 2003, iCAD completed its merger with and acquisition of CADx Systems, Inc. and its parent company Qualia Computing, Inc., bringing together two of the three companies approved by the US Food and Drug Administration to market CAD solutions for breast cancer applications in the United States. iCAD's financial results for the three month period and year ended December 31, 2003, as reported in this news release, do not include any contribution by CADx Systems, Inc. or its parent company. The Company is headquartered in Nashua, New Hampshire and its common stock is listed on The Nasdaq Stock Market under the symbol "ICAD". More information on iCAD's products can be found at www.icadmed.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence, increased competition, customer concentration and other risks detailed in the Company's other filings with the Securities and Exchange Commission. The words "believe", "demonstrate", "intend", "expect", "estimate", "anticipate", "likely", and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release.


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

For more information on iCAD, Inc., contact Kevin McGrath of Cameron Associates at 212.245.4577 or via email at Kevin@cameronassoc.com]


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

                                   ICAD, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        THREE MONTHS ENDED             FOR THE YEARS ENDED
                                                            DECEMBER 31,                   DECEMBER 31,
                                                    ---------------------------    ----------------------------
                                                        2004           2003            2004            2003
                                                    ------------   ------------    ------------    ------------
Sales                                               $  6,267,947   $  1,581,677    $ 23,308,462    $  6,520,306
Cost of sales                                          1,424,815        707,888       6,533,296       2,941,663
                                                    ------------   ------------    ------------    ------------
Gross margin                                           4,843,132        873,789      16,775,166       3,578,643
                                                    ------------   ------------    ------------    ------------
Operating expenses:
  Engineering and product development                    963,809        570,497       4,832,842       2,384,057
  General and administrative                           1,329,865      1,069,307       5,126,110       7,439,721
  Marketing and sales                                  1,780,899        761,429       7,083,433       1,838,618
                                                    ------------   ------------    ------------    ------------
      Total operating expenses                         4,074,573      2,401,233      17,042,385      11,662,396

                                                    ------------   ------------    ------------    ------------
Income (loss) from operations                            768,559     (1,527,444)       (267,219)     (8,083,753)

Interest expense - net                                   109,928         67,011         561,044         114,655
                                                    ------------   ------------    ------------    ------------

Net income (loss)                                   $    658,631   $ (1,594,455)   $   (828,263)   $ (8,198,408)

Preferred dividend                                        32,142         33,525         133,000         144,258

                                                    ------------   ------------    ------------    ------------
Net income (loss) available to common
 shareholders                                       $    626,489   $ (1,627,980)   $   (961,263)   $ (8,342,666)
                                                    ============   ============    ============    ============

Net income (loss) per share
  Basic                                             $       0.02   $      (0.06)   $      (0.03)   $      (0.31)
  Diluted                                           $       0.02   $      (0.06)   $      (0.03)   $      (0.31)

Weighted average number of shares used
 in computing income (loss) per share
  Basic                                               34,587,495     28,179,097      34,057,775      26,958,324
  Diluted                                             37,205,075     28,179,097      34,057,775      26,958,324


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

                                   ICAD, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,     DECEMBER 31,
                                                             -------------    -------------
                                                                  2004             2003
                                                             -------------    -------------
                             Assets
Current assets:
  Cash and equivalents                                       $   8,008,163    $   5,101,051
  Trade accounts receivable, net of allowance for doubtful
   accounts of $450,000 in 2004 and $105,000 in 2003             5,006,333        3,343,296
  Inventory                                                      1,013,806        2,123,642
  Prepaid and other current assets                                 261,286          547,014
                                                             -------------    -------------
      Total current assets                                      14,289,588       11,115,003
                                                             -------------    -------------

Property and equipment:
  Equipment                                                      2,078,306        1,825,147
  Leasehold improvements                                            37,904           26,489
  Furniture and fixtures                                           135,544          133,562
                                                             -------------    -------------
                                                                 2,251,754        1,985,198
  Less accumulated depreciation and amortization                   944,121          717,635
                                                             -------------    -------------
      Net property and equipment                                 1,307,633        1,267,563
                                                             -------------    -------------

Other assets:
  Patents, net of accumulated amortization                         302,644          379,178
  Technology intangibles, net of accumulated amortization        4,964,090        5,580,172
  Tradename, Distribution agreements and other,
   net of accumulated amortization                                 756,867        1,115,000
  Goodwill                                                      43,515,285       43,205,220
                                                             -------------    -------------
      Total other assets                                        49,538,886       50,279,570
                                                             -------------    -------------

      Total assets                                           $  65,136,107    $  62,662,136
                                                             =============    =============

              Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                           $   2,006,500    $   3,979,488
  Accrued interest                                                 671,154          333,652
  Accrued expenses                                               1,373,191        1,988,476
  Deferred revenue                                                 439,717          216,500
  Convertible subordinated debentures                                   --           10,000
  Current maturities of notes payable                            1,500,000        1,233,390
                                                             -------------    -------------
      Total current liabilities                                  5,990,562        7,761,506

Loans payable to related party                                     300,000        3,630,000
Notes payable, less current maturities                           1,875,000        3,375,000
                                                             -------------    -------------
      Total liabilities                                          8,165,562       14,766,506
                                                             -------------    -------------

Commitments and contingencies

Stockholders' equity:
  Convertible preferred stock, $ .01 par value: authorized
    1,000,000 shares; issued and outstanding
    7,435 in 2004 and 2003, with the aggregate
    liquidation value of $1,257,500 in 2004 and 2003, plus
    7% annual dividend                                                  74               74
  Common stock, $ .01 par value:  authorized
    50,000,000 shares; issued 36,410,170 in 2004
    and 33,704,809 shares in 2003; outstanding
    36,342,294 in 2004  and 33,636,933 shares in 2003              364,101          337,048
  Additional paid-in capital                                   130,271,515      120,395,390
  Accumulated deficit                                          (72,714,881)     (71,886,618)
  Treasury stock at cost (67,876 shares)                          (950,264)        (950,264)
                                                             -------------    -------------
      Total Stockholders' equity                                56,970,545       47,895,630
                                                             -------------    -------------

      Total liabilities and stockholders' equity             $  65,136,107    $  62,662,136
                                                             =============    =============

                                      ###


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